Exhibit 10.3

SECOND AMENDMENT TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is dated as of September 24, 2010 but effective on the Effective Date (as defined below), by and among Century Exploration New Orleans, Inc., a Delaware corporation, Century Exploration Houston, Inc., a Delaware corporation (each herein called a “Borrower,” and collectively, the “Borrowers”), Union Bank, N.A., individually and as administrative agent (“Administrative Agent”), and the Lenders party to the Original Agreement defined below (“Lenders”).

W I T N E S S E T H:

WHEREAS, Borrowers, Administrative Agent and Lenders entered into that certain Third Amended and Restated Credit Agreement dated as of September 4, 2009 (as heretofore amended or modified, the “Original Agreement”), for the purpose and consideration therein expressed, whereby Lenders became obligated to make loans to Borrowers as therein provided; and

WHEREAS, Borrowers, Administrative Agent and Lenders desire to amend the Original Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the loans which may hereafter be made by Lenders to Borrowers, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

DEFINITIONS AND REFERENCES

Section 1.1. Terms Defined in the Original Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

Section 1.2. Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

“Amendment” means this Second Amendment to Third Amended and Restated Credit Agreement.

“Credit Agreement” means the Original Agreement as amended hereby.

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ARTICLE II.

AMENDMENTS TO ORIGINAL AGREEMENT

Section 2.1. Definitions. Section 1.1 of the Original Agreement is hereby amended to add the following definitions in the correct alphabetical order:

“Intercreditor Agreement” means the Intercreditor Agreement dated as of September 24, 2010 by and among Administrative Agent, Second Lien Trustee, the Borrowers and RAAM, as from time to time supplemented, amended or restated.

“Permitted Second Lien Debt” means Indebtedness (including any guaranty thereof) issued pursuant to the Second Lien Indenture that complies with all of the following requirements:

(a) such Indebtedness and any Lien securing such Indebtedness is subject to the provisions of the Intercreditor Agreement;

(b) no scheduled payment of principal, scheduled mandatory redemption or scheduled sinking fund payment of such Indebtedness is due on or before September 30, 2015; provided that such Indebtedness may be prepaid in connection with a refinancing thereof with other Indebtedness which is permitted by this Agreement;

(c) the covenants (including financial covenants) and events of default are no more restrictive than the covenants and Events of Default under this Agreement; provided that the inclusion in such covenants of any covenant that is customary with respect to senior secured notes and that is not found in this Agreement shall not be deemed to cause such covenants to be more restrictive for purposes of this clause;

(d) on each date on which such Indebtedness is issued (in this definition defined as a “Date of Issuance”) and immediately after giving effect to such Indebtedness RAAM and Borrowers are in compliance on a pro forma basis with Sections 7.13 and 7.14 of this Agreement, calculated for the most recent four consecutive Fiscal Quarters for which the financial statements described in Sections 6.2 (a) and (b) are available to Lenders;

(e) such Indebtedness is not guaranteed by any Person which is not a Borrower or Guarantor of all of the Secured Obligations;

(f) such Indebtedness shall bear interest at a per annum rate of interest not to exceed 13% (excluding default interest) at any time; and

(g) Borrowers shall have delivered to Administrative Agent a certificate in reasonable detail reflecting compliance with the foregoing requirements.

“Second Lien Trustee” means The Bank of New York Mellon Trust Company, N.A., together with its successors and assigns in such capacity under the Second Lien Indenture.

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“Second Lien Indenture” means that certain Indenture dated as of September 24, 2010 among RAAM, Borrowers, the other guarantors party thereto, and Second Lien Trustee as amended, restated or otherwise modified from time to time in accordance with the Intercreditor Agreement.

“Second Lien Holders” means the holders of notes issued from time to time pursuant to the Second Lien Indenture.

Section 2.2. Subsequent Determinations of Borrowing Base. Section 2.9 of the Original Agreement is hereby amended in its entirety to read as follows:

Section 2.9 Subsequent Determinations of Borrowing Base.

(a) Scheduled Determinations of Borrowing Base. By each March 31 and September 30, of each year, beginning March 31, 2010, Borrowers shall furnish to each Lender all information, reports and data which Administrative Agent has then reasonably requested concerning Restricted Persons’ businesses and properties (including their oil and gas properties and interests and the reserves and production relating thereto) (all such information, reports and data collectively referred to herein as the “Requested Information”) together with the Engineering Report described in Section 6.2(c). Borrowers and Administrative Agent may each request one additional Borrowing Base redetermination during the period between each scheduled Borrowing Base determination; in connection therewith, Borrowers will furnish to each Lender all Requested Information which Administrative Agent has then requested. In addition, Administrative Agent may require an additional Borrowing Base redetermination after each issuance of Permitted Second Lien Debt and in the event Borrowers ever propose selling or otherwise transferring Oil and Gas Properties to any Person other than a Restricted Person if such properties have an aggregate value in excess of ten percent (10%) of the Borrowing Base in effect at the time of such proposed sale or other transfer. In each case, approximately forty-five days after receiving the Requested Information, or as promptly thereafter as practicable, Majority Lenders (or all Lenders in the case of an increase in the Borrowing Base) shall agree upon an amount for the Borrowing Base and Administrative Agent shall by notice to Borrowers designate such amounts as the new Borrowing Base as applicable, available to Borrowers hereunder, which designation shall take effect immediately on the date such notice is sent (herein called a “Determination Date”) and shall remain in effect until but not including the next date as of which the Borrowing Base is redetermined. If Borrowers do not furnish all Requested Information by the dates specified in this section, Administrative Agent may nonetheless designate the Borrowing Base at any amount which Lenders determine and may redesignate the Borrowing Base from time to time thereafter until each Lender receives all Requested Information, whereupon Lenders shall designate a new Borrowing Base included in the Collateral of Restricted Persons as described above. Majority Lenders shall determine the amount of the Borrowing Base based upon the loan collateral value which they in their discretion assign to the Present Value of the various oil and gas properties at the time in question and based upon such other credit factors (including without limitation the assets, liabilities, cash flow, hedged and unhedged exposure to price, foreign

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exchange rate, and interest rate changes, business, properties, prospects, management and ownership of Borrowers and their Affiliates) as they in their discretion deem significant. If Majority Lenders (or all Lenders in the case of an increase in the Borrowing Base) have not approved the Borrowing Base within the fifteen day period after their receipt of such proposed Borrowing Base, Administrative Agent shall poll Lenders to ascertain the highest Borrowing Base then acceptable to a number of Lenders sufficient to constitute Majority Lenders (or all Lenders in the case of an increase in the Borrowing Base) and such amount shall then become the Borrowing Base. Administrative Agent shall by notice to Borrowers designate such amount as the new Borrowing Base available to Borrowers hereunder, which designation shall take effect immediately on the date such notice is sent (herein called a “Determination Date”) and shall remain in effect until but not including the next date as of which the Borrowing Base is redetermined. It is expressly understood that Lenders and Administrative Agent have no obligation to agree upon or designate the Borrowing Base at any particular amount, whether in relation to the Maximum Credit Amount or otherwise, that Lenders’ commitments to make Loans hereunder is determined by reference to the Borrowing Base. The Borrowing Base shall be used for calculating commitment fees under Section 2.5(c) and, to the extent permitted by Law and regulatory authorities, the Borrowing Base shall be used for the purposes of capital adequacy determination and reimbursements under Section 3.2.

(b) Reduction of Borrowing Base Upon Issue of Permitted Second Lien Debt. Notwithstanding anything to the contrary contained herein, upon the issuance of Permitted Second Lien Debt by Borrowers or RAAM, on the date of issuance thereof the Borrowing Base then in effect shall be reduced automatically to $62,500,000. The Borrowing Base as so reduced shall become the new Borrowing Base immediately upon such date of issuance and shall remain in effect until the next date as of which the Borrowing Base is redetermined pursuant to this Agreement. Notwithstanding the foregoing, within thirty (30) days after the date on which such Permitted Second Lien Debt is issued, Administrative Agent may request an additional special redetermination of the Borrowing Base pursuant to Section 2.9(a) and the Borrowing Base will be redetermined in accordance with Section 2.9(a).

Section 2.3. Notice of Material Events and Change of Address. Section 6.4 of the Original Agreement is hereby amended by deleting the word “and” at the end of subsection (e), replacing the “.” at the end of subsection (f) with the word “, and” and adding the following new subsections (g), (h) and (i) immediately thereafter to read as follows:

(g)	the occurrence of any “default” or “event” of “default” under the Second Lien Indenture,

(h)	promptly upon receipt thereof, all demands or material notices in connection with the Permitted Second Lien Debt either received by Borrowers (or the issuer of such Permitted Second Lien Debt) or on their behalf, and

(i)	promptly after the furnishing thereof, copies of any statement, report or notice furnished to any Person (other than routine communications and notices, such as borrowing requests) pursuant to the Second Lien Indenture and not

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otherwise required to be furnished to Administrative Agent or Lenders pursuant to any other provision of the Loan Documents.

Section 2.4. Indebtedness. Section 7.1 of the Original Agreement is hereby amended in its entirety to read as follows:

Section 7.1. Indebtedness. No Restricted Person will in any manner owe or be liable for Indebtedness except:

(a) the Obligations.

(b) Indebtedness in respect of Hedging Contracts permitted under Section 7.4.

(c) Notwithstanding Section 7.8 of this Agreement, Indebtedness in respect of expenses incurred in the ordinary course of business, not to exceed $1,000,000 in any Fiscal Year.

(d) the Permitted Second Lien Debt which is issued in compliance with the terms hereof and the Intercreditor Agreement; provided that (i) the maximum principal amount of Permitted Second Lien Debt outstanding at any time shall not exceed $150,000,000 and (ii) the issuance thereof shall be subject to the provisions of Sections 2.9(b); provided further that if a Borrowing Base Deficiency exists upon the date of issuance thereof, net proceeds from such issuance shall first be applied to the prepayment of such Borrowing Base Deficiency.

Section 2.5. Liens. A new subsection (h) is hereby added to Section 7.2 of the Original Agreement immediately after subsection (g) thereof to read as follows:

(h)	Liens securing the Permitted Second Lien Debt, which are subordinated to the Liens securing the Secured Obligations pursuant to the Intercreditor Agreement.

Section 2.6. Limitation on Mergers, Issuances of Securities. The third sentence of Section 7.5 of the Original Agreement is hereby amended to add the word “equity” immediately before the word “securities” to read as follows:

Neither Borrower will issue any equity securities other than shares of its common or preferred stock and any options or warrants giving the holders thereof only the right to acquire such shares.

Section 2.7. Prohibited Contracts. The initial phrase of Section 7.11 of the Original Agreement is hereby amended to add the phrase “or the Second Lien Indenture” immediately after the words “Loan Documents” to read as follows

Except as expressly provided for in the Loan Documents or the Second Lien Indenture, no Restricted Person will, directly or indirectly, enter into, create, or otherwise allow to exist any contract or other consensual restriction on the ability of any Restricted Person to:

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Section 2.8. Permitted Second Lien Debt. A new Section 7.16 is hereby added to the Original Agreement immediately after Section 7.15 to read as follows:

Section 7.16 Permitted Second Lien Debt. No Restricted Person will (a) permit the amendment, modification or other change in any manner of any of the provisions of the Permitted Second Lien Debt, the Second Lien Indenture or the documents related thereto except to the extent not prohibited by the Intercreditor Agreement, (b) incur Permitted Second Lien Debt, except to the extent not prohibited by the Intercreditor Agreement, or (c) prepay any Permitted Second Lien Debt consisting of principal on any loan made pursuant to the Second Lien Indenture without the prior written consent of the Lenders.

Section 2.9. Events of Default. Section 8.1(h) of the Original Agreement is hereby amended in its entirety to read as follows:

(h)	Any “event of default” shall occur under the Second Lien Indenture or any Restricted Person (i) fails to pay any portion, when such portion is due, of any of its Indebtedness in excess of $250,000, or (ii) breaches or defaults in the performance of any agreement or instrument by which any such Indebtedness is issued, evidenced, governed, or secured, and any such failure, breach or default continues beyond any applicable period of grace provided therefor;

Section 2.10. Waivers and Amendments. The last sentence of Section 10.1(a) which currently reads as follows:

Notwithstanding the foregoing or anything to the contrary herein, Administrative Agent shall not, without the prior consent of each individual Lender, execute and deliver on behalf of such Lender any waiver or amendment which would: (1) waive any of the conditions specified in Article IV (provided that Administrative Agent may in its discretion withdraw any request it has made under Section 4.2(f)), (2) increase the maximum amount which such Lender is committed hereunder to lend, (3) reduce any fees payable to such Lender hereunder, or the principal of, or interest on, such Lender’s Notes, (4) extend the Maturity Date, waive the provisions of Section 2.10(c) or postpone any date fixed for any payment of any such fees, principal or interest, (5) amend the definition herein of “Majority Lenders” or otherwise change the aggregate amount of Percentage Shares which is required for Administrative Agent, Lenders or any of them to take any particular action under the Loan Documents, (6) release Borrowers from their obligation to pay such Lender’s Notes, (7) increase or decrease the Borrowing Base, (8) release all or substantially all of the Collateral, (9) release any guaranty that guarantees the payment of any part of the Obligations or the Lending Hedging Obligations or the performance of any Restricted Person’s other duties and obligations under the Loan Documents, or (10) amend this Section 10.1(a).

is hereby amended in its entirety to read as follows:

Notwithstanding the foregoing or anything to the contrary herein, Administrative Agent shall not, without the prior consent of each individual Lender, execute and deliver on

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behalf of such Lender any waiver or amendment which would: (1) waive any of the conditions specified in Article IV (provided that Administrative Agent may in its discretion withdraw any request it has made under Section 4.2(f)), (2) increase the maximum amount which such Lender is committed hereunder to lend, (3) reduce any fees payable to such Lender hereunder, or the principal of, or interest on, such Lender’s Notes, (4) extend the Maturity Date, waive the provisions of Section 2.10(c) or postpone any date fixed for any payment of any such fees, principal or interest, (5) amend the definition herein of “Majority Lenders” or otherwise change the aggregate amount of Percentage Shares which is required for Administrative Agent, Lenders or any of them to take any particular action under the Loan Documents, (6) release Borrowers from their obligation to pay such Lender’s Notes, (7) increase the Borrowing Base, (8) release all or substantially all of the Collateral, (9) release any guaranty that guarantees the payment of any part of the Obligations or the Lending Hedging Obligations or the performance of any Restricted Person’s other duties and obligations under the Loan Documents, or (10) amend this Section 10.1(a).

ARTICLE III.

CONDITIONS OF EFFECTIVENESS

Section 3.1. Effective Date. This Amendment shall be effective on the date (the “Effective Date”) all of the following conditions have been satisfied (or will be satisfied contemporaneously with the effectiveness hereof); provided, however, that the provisions of Section 2.10 shall become effective immediately upon the execution and delivery of this Amendment by the Administrative Agent, each Borrower and Lenders:

(a) the Administrative Agent shall have received, at Administrative Agent’s office:

(i) this Amendment executed and delivered by each Borrower and Lenders;

(ii) a Consent and Agreement of even date herewith executed by RAAM and each other Guarantor;

(iii) a fee letter of even date herewith executed by each Borrower and Administrative Agent.

(b) On or before the date that is 30 days from the date of this Amendment, Borrowers or RAAM shall have issued (or will issue, contemporaneously with the effectiveness of this Amendment) Permitted Second Lien Debt.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

Section 4.1. Representations and Warranties of Borrowers. In order to induce each Lender to enter into this Amendment, each Borrower jointly and severally represents and warrants to each Lender that:

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(a) The representations and warranties contained in Article V of the Original Agreement are true and correct at and as of the time of the effectiveness hereof, except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Credit Agreement.

(b) Such Borrower is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to borrow monies and to perform its obligations under the Credit Agreement. Such Borrower has duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of such Borrower hereunder.

(c) The execution and delivery by such Borrower of this Amendment, the performance by such Borrower of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not (i) conflict with any provision of (1) any Law, (2) the organizational documents of such Borrower, or (3) any material agreement, judgment, license, order or permit applicable to or binding upon such Borrower, or (ii) result in the creation of any Lien upon any assets or properties of such Borrower except as expressly contemplated or permitted in the Loan Documents. Except as expressly contemplated in the Loan Documents, no consent, approval, authorization or order of any Tribunal or third party is required in connection with the execution and delivery by such Borrower of this Amendment or to consummate the transactions contemplated hereby.

(d) When duly executed and delivered, each of this Amendment and the Credit Agreement will be a legal and binding obligation of such Borrower, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors’ rights and by equitable principles of general application.

ARTICLE V.

MISCELLANEOUS

Section 5.1. Ratification of Agreements. The Original Agreement as hereby amended is hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lenders under the Credit Agreement, the Notes, or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, the Notes, or any other Loan Document. Without limitation of the foregoing, the consents, waivers and agreements set forth herein are limited precisely to the extent set forth herein and shall not be deemed to (a) be a consent or agreement to, or waiver or modification of, any other term or condition of the Credit Agreement or any of the documents referred to therein, or (b) except as expressly set forth herein, prejudice any right or rights that Administrative Agent or Lenders may now have or may have in the future under or in connection with the Credit Agreement or any of the documents referred to therein

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Section 5.2. Survival of Agreements. All representations, warranties, covenants and agreements of Borrowers herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loans, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by Borrowers hereunder or under the Credit Agreement to any Lender shall be deemed to constitute representations and warranties by, and/or agreements and covenants of, Borrowers under this Amendment and under the Credit Agreement.

Section 5.3. Loan Documents. This Amendment is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

Section 5.4. Governing Law. This Amendment shall be governed in accordance with the Governing Law provisions set forth in Section 10.7 of the Credit Agreement.

Section 5.5. Counterparts; Fax. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Amendment may be validly executed by facsimile or other electronic transmission.

Section 5.6. Intercreditor Agreement. Lenders hereby authorize and direct Administrative Agent, in such capacity, to (i) enter into the Intercreditor Agreement on behalf of such Lender, (ii) bind Lenders on the terms as set forth in the Intercreditor Agreement and (iii) perform and observe the obligations of “First Lien Agent” under the Intercreditor Agreement.

THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

[The remainder of this past is left blank intentionally.]

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IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

CENTURY EXPLORATION NEW ORLEANS, INC.,
Borrower

By:	/s/ Jeff T. Craycraft
Name:	Jeff T. Craycraft
Title:	CFO & Treasurer

CENTURY EXPLORATION HOUSTON, INC.,
Borrower

By:	/s/ Jeff T. Craycraft
Name:	Jeff T. Craycraft
Title:	CFO & Treasurer

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UNION BANK, N.A.,
Administrative Agent and Lender

By:	/s/ Damien Meiburger
Name:	Damien Meiburger
Title:	Senior Vice President

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CAPITAL ONE, NATIONAL ASSOCIATION,
Lender

By:	/s/ Eric Broussard
Name:	Eric Broussard
Title:	Senior Vice President

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REGIONS BANK,
Lender

By:	/s/ William A. Philipp
Name:	William A. Philipp
Title:	Vice President

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NATIXIS,
Lender

By:	/s/ Donovan C. Broussard
Donovan C. Broussard
Managing Director

By:	/s/ Liana Tchernysheva
Liana Tchernysheva
Director

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BNP PARIBAS,
Lender

By:	/s/ Polly Schott
Name:	Polly Schott
Title:	Director

By:	/s/ Courtney Kubesch
Name:	Courtney Kubesch
Title:	Vice President

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CONSENT AND AGREEMENT

The undersigned hereby (i) consents to the provisions of this Amendment and the transactions contemplated herein, (ii) ratifies and confirms the Second Amended and Restated Guaranty dated as of September 4, 2009 (the “Guaranty”) made by it for the benefit of Administrative Agent and Lenders, which Guaranty was executed pursuant to the Credit Agreement and the other Loan Documents, (iii) agrees that all of its respective obligations and covenants under the Guaranty shall remain unimpaired by the execution and delivery of this Amendment and the other documents and instruments executed in connection herewith, and (iv) agrees that the Guaranty and such other Loan Documents shall remain in full force and effect.

RAAM GLOBAL ENERGY COMPANY

By:	/s/ Jeff T. Craycraft
Name:	Jeff T. Craycraft
Title:	CFO & Treasurer

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[SECOND AMENDMENT]

CONSENT AND AGREEMENT

Each of the undersigned hereby (i) consents to the provisions of this Amendment and the transactions contemplated herein, (ii) ratifies and confirms the First Amended and Restated Guaranty dated as of September 4, 2009 (the “Guaranty”) made by it for the benefit of Administrative Agent and Lenders, which Guaranty was executed pursuant to the Credit Agreement and the other Loan Documents, (iii) agrees that all of its respective obligations and covenants under the Guaranty shall remain unimpaired by the execution and delivery of this Amendment and the other documents and instruments executed in connection herewith, and (iv) agrees that the Guaranty and such other Loan Documents shall remain in full force and effect.

SITA ENERGY, LLC

By:	/s/ Howard A. Settle
Name:	Howard A. Settle
Title:	President & CEO

CENTURY EXPLORATION RESOURCES, INC.

By:	/s/ Howard A. Settle
Name:	Howard A. Settle
Title:	President & CEO

WINDSTAR ENERGY, LLC

By:	/s/ Howard A. Settle
Name:	Howard A. Settle
Title:	President & CEO

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